Report of Independent Auditors on Internal Control
    Board of Directors and Shareholders
            American General Series Portfolio Company

            In planning and performing our audits of the financial statements of American General Series Portfolio Company
            (comprised of the Stock Index Fund, MidCap Index Fund,
            Small Cap Index Fund, International Equities Fund, Growth
            Fund, Growth & Income Fund, Science & Technology Fund,
            Social Awareness Fund, Asset Allocation Fund, Capital
            Conservation Fund, Government Securities Fund,
            International Government Bond Fund, and Money Market
            Fund) for the year ended May 31, 1998, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control.
            The management of American General Series Portfolio
            Company is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.
            Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.
            Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American
            Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the specific internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above at May 31, 1998.






            This report is intended solely for the information and use of management of American General Series Portfolio Company and the Securities and Exchange Commission.
            ERNST & YOUNG LLP

            July 2, 1998
            Houston, Texas